UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

(512) 477-4455

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2016, Whole Foods Market, Inc. (the “Company”) issued a press release announcing its results of operations for its fourth fiscal quarter ended September 25, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Return on Invested Capital (“ROIC”) and Adjusted ROIC in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. Adjusted EBITDA is also used in connection with covenant compliance associated with the Company’s Senior Notes and Credit Agreement. The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company defines ROIC as net income less interest expense, net of tax (“ROIC earnings”) divided by average invested capital. Adjustments to ROIC earnings for the Adjusted ROIC calculation include non-cash asset impairment charges and fourth quarter fiscal year 2015 restructuring charges. Invested capital reflects a trailing four-quarter average. The press release includes a tabular reconciliation of these non-GAAP financial measures to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On November 2, 2016, Mary Ellen Coe, Vice President of Sales and Product Operations for Google, joined the Board of Directors of the Company (the “Board of Directors”) as an independent director by appointment of the Board of Directors. Ms. Coe will hold office until the next annual meeting of stockholders of the Company, or until her successor is duly elected and qualified. The Board of Directors will determine Ms. Coe’s committee membership(s) at a later date. There is no arrangement or understanding between Ms. Coe and any third-party pursuant to which she was selected as a director. In addition, there are no transactions in which Ms. Coe has an interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Coe will be compensated for her service on the Board of Directors in the same manner as the Company’s other non-employee directors and will have the same indemnification arrangements as such other directors, which arrangements have been publicly disclosed.

Leadership Structure Changes

On November 2, 2016, the Company entered into a Separation, Advisory, and Noncompetition Agreement with Walter Robb, the Company’s Co-Chief Executive Officer. The Separation, Advisory, and Noncompetition Agreement provides for Mr. Robb’s resignation as Co-Chief Executive Officer, effective as of December 31, 2016 (the “resignation date”), and his provision of advisory services to the Company during the period commencing on January 1, 2017 and ending on September 24, 2017 (i.e., the last day of the Company’s 2017 fiscal year) (the “advisory period”). The Separation, Advisory, and Noncompetition Agreement includes a confidentiality covenant and a 30-month post-resignation noncompetition covenant in favor of the Company, among other covenants.

Under the Separation, Advisory, and Noncompetition Agreement, Mr. Robb will be entitled to receive, among other things, (a) an advisory fee for his services during the advisory period equal to the cap for E-Team salaries and bonuses (which cap is described in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Shareholders, filed on January 21, 2016) for the 2017 fiscal year ($750,000 of which will be payable in biweekly installments and the balance, if any, of which will be payable following determination of the cap for the 2017 fiscal year); (b) an aggregate fee of $10 million for agreeing to the noncompetition covenant set forth in the Separation, Advisory, and Noncompetition Agreement; (c) a lump sum cash payment in respect of health insurance premiums payable by Mr. Robb between July 2018 and the month he attains age 65; (d) a lifetime discount card for purchases made at Company stores; and (e) reimbursement for relocation of Mr. Robb’s personal possessions from Mr. Robb’s Company office in Austin, Texas to California.

In connection with the foregoing, Mr. Robb’s existing Whole Foods Executive Retention Plan and Non-Compete Arrangement Agreement (the “Retention Plan Agreement”) was amended (the “Retention Plan Agreement Amendment”) to provide that Mr. Robb’s ownership and operation of a single retail store or coffee shop with his family in certain limited circumstances will not constitute a breach of Mr. Robb’s noncompetition obligations under the Retention Plan Agreement. Upon his resignation, Mr. Robb will be entitled to receive the payments and benefits set forth in the Whole Foods Executive Retention Plan and Non-Compete Arrangement and the Retention Plan Agreement (the forms of which are filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the period ended September 30, 2012, filed November 21, 2012), subject to his compliance therewith.

The foregoing descriptions of the Separation, Advisory, and Noncompetition Agreement and Retention Plan Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Separation, Advisory, and Noncompetition Agreement and the Retention Plan Agreement Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

On November 2, 2016, the Company announced that Glenda Flanagan, the Company’s Executive Vice President and Chief Financial Officer, has informed the Company that she intends to retire from her role, effective as of September 24, 2017 (i.e., the end of the Company’s 2017 fiscal year). She will continue to serve the Company in a senior advisor capacity.

On November 2, 2016, the Company issued a press release announcing the appointment of Ms. Coe to the Board of Directors and the leadership structure changes. A copy of the press release is filed herewith as Exhibit 99.2.

Item 8.01 Other Events.

On November 2, 2016, the Company announced that our Board of Directors has declared a dividend of $0.14 per share, payable January 24, 2017 to our common stock shareholders of record at the close of business on January 13, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

10.1	Separation, Advisory, and Noncompetition Agreement, dated as of November 2, 2016, by and between Whole Foods Market, Inc. and Walter Robb.
10.2	Amendment to the Whole Foods Executive Retention Plan and Non-Compete Arrangement Agreement, dated as of November 2, 2016, by and between Whole Foods Market Services, Inc. and Walter Robb.
99.1	Press release dated November 2, 2016, regarding fourth fiscal quarter results of operations.
99.2	Press release dated November 2, 2016, regarding leadership structure changes and the appointment of Ms. Coe to the Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: November 2, 2016	By: /s/ Glenda Flanagan____________
Glenda Flanagan
Executive Vice President and Chief Financial Officer